Exhibit 10.105
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 14, 2025 (the “A&R Effective Date”), is made and entered into by and among NextDecade Corporation, a Delaware corporation (the “Company”), APSC II HoldCo II, L.P., a Delaware limited partnership (“APSC II”), and Bardin Hill Opportunistic Credit Master (US) Fund II LP (together with APSC II, the “Existing Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Warrants or A&R Credit Agreement, as applicable (each as defined below).
RECITALS:
WHEREAS, on December 31, 2024, the Company and APSC II entered into that certain Registration Rights Agreement (the “Original Registration Rights Agreement”), pursuant to which the Company granted APSC II certain registration rights with respect to certain securities of the Company;
WHEREAS, on May 14, 2025, the Company and the Existing Holders entered into that certain Amended and Restated Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Original Registration Rights Agreement was amended and restated in its entirety and the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;
WHEREAS, the Company and the Existing Holders desire to amend and restate the Existing Registration Rights Agreement pursuant to Section 8(e) of the Existing Registration Rights Agreement;
WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of the obligations and liabilities of the parties under the Existing Registration Rights Agreement, and that this Agreement amend and restate in its entirety the Existing Registration Rights Agreement and re-evidence the obligations and liabilities of the parties outstanding on the date hereof as contemplated hereby;
WHEREAS, reference is made to (a) those certain Common Stock Purchase Warrants, dated as of December 31, 2024, and (b) those certain Common Stock Purchase Warrants, dated as of May 14, 2025 (each, a “Warrant” and collectively, the “Warrants”), by and between the Company and each of the Existing Holders, as applicable;
WHEREAS, pursuant to the Warrants, the Company will issue Warrant Shares to the Existing Holders, as applicable, in connection with exercises of each of the Warrants;
WHEREAS, the Company previously entered into that certain Credit Agreement, dated as of December 31, 2024, by and among Rio Grande LNG Sper Holdings, LLC (the “Borrower”) and the other parties thereto (as amended by that certain First Amendment to Credit Agreement, dated as of May 14, 2025, the “Credit Agreement”);
WHEREAS, on the A&R Effective Date, the Company and the other parties thereto amended and restated the Credit Agreement to, among other things, (a) reclassify $50,000,000 in original principal amount of the antecedent loans outstanding immediately prior to the A&R Effective Date into Series A-1 Loans and (b) extend $50,000,000 in initial principal amount of loans in the form of Series A-2 Loans (the “A&R Credit Agreement”);
WHEREAS, pursuant to the A&R Credit Agreement, each Existing Holder (in their respective capacities as Series A Lenders thereunder) may elect, at any time and from time to time during the Exchangeability Period, to exchange the relevant portion of the principal amount of the Series A Loans held by such Existing Holder (the “Exchange Right”) into shares of Common Stock of the Company (the “Exchange Shares”) at the Exchange Price pursuant to an Exchange Election Notice, and upon receipt of each such Exchange Election Notice, the Company will issue Exchange Shares to such Existing Holder; and
WHEREAS, the Company and the Existing Holders wish to determine registration rights with respect to the Warrant Shares and the Exchange Shares.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
IT IS AGREED as follows:
Section 1.DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the introductory paragraph hereof.
“Commission” shall mean the United States Securities and Exchange Commission.
“Company” shall have the meaning set forth in the introductory paragraph hereof.
“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged, or reclassified following the date hereof.
“Controlling Person” shall have the meaning set forth in Section 5(a) of this Agreement.
“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company.
“Effectiveness Deadline” shall have the meaning set forth in Section 2(a) of this Agreement.
“End of Suspension Notice” shall have the meaning set forth in Section 3(b) of this Agreement.
“Equity Securities” means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities in or of any Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right), and (b) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (a) above.
“Exchange Right” shall have the meaning set forth in the Recitals hereof.
“Exchange Shares” shall have the meaning set forth in the Recitals hereof.
“Existing Holders” shall have the meaning set forth in the introductory paragraph hereof.
“FINRA” shall mean the Financial Industry Regulatory Authority.
“Holder” or “Holders” means, individually or collectively (as applicable), the Existing Holders and each of their Permitted Transferees.
“Legal Proceeding” shall mean any action, suit, hearing, claim, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a governmental or legal entity or in the case of arbitration, before any arbitrators.
“Liabilities” shall have the meaning set forth in Section 5(a)(i) of this Agreement.
“Majority” means more than half of the Registrable Securities.

“Minimum Amount” shall have the meaning set forth in Section 2(b)(i) of this Agreement.
“Permitted Transferee” shall mean (a) any purchaser or transferee of a minimum of fifty-percent (50%) of the Warrant Shares issued or issuable under a Warrant or (b) any purchaser or transferee of Registrable Securities that may not be sold pursuant to Rule 144 without restriction under paragraphs (c), (d), (e), (f) and (h) of Rule 144; provided, in each case, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Purchaser herein and had originally been a party hereto.
“Piggyback Registration” shall have the meaning set forth in Section 2(b)(i) of this Agreement.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated under the Securities Act and any free writing prospectus filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
“Registrable Securities” shall mean (i) the Shares and (ii) any Equity Securities of the Company or of a successor to the entire business of the Company that are issued in exchange for the Shares; provided, however, that for the purpose of Section 2(a) hereof, “Registrable Securities” shall not include any Shares purchased by the Holders in the open market; and provided further that such Registrable Securities shall cease to be Registrable Securities on the date on which a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement.
“Registration Expenses” shall mean (a) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, and all printing expenses, messenger and delivery expenses, (c) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (d) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (e) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of the Holders (other than as set forth in clause (b) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.
“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Sale Expenses” shall mean, in connection with any sale pursuant to a Registration Statement under this Agreement, (a) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses, (c) any fees and disbursements of one common counsel retained by the Holders of a Majority of the Registrable Securities, (d) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (e) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (f) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of the Holders (other than as set forth in clause (b) and (c) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.
“Shares” shall mean (i) the Warrant Shares issued to the Holders pursuant to the Warrants, (ii) the Exchange Shares issued to the Holders pursuant to the A&R Credit Agreement and (iii) any other shares of Common Stock held by the Holders.
“Shelf Registration Statement” shall have the meaning set forth in Section 2(a)(i) of this Agreement.
“Suspension Event” shall have the meaning set forth in Section 3(b) of this Agreement.
“Suspension Notice” shall have the meaning set forth in Section 3(a) of this Agreement.
“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
“Warrants” shall have the meaning set forth in the Recitals hereof.
“Warrant Shares” shall have the meaning given to such term in the Warrants.
Section 2.SHELF REGISTRATIONS AND PIGGYBACK REGISTRATIONS.
(a)Shelf Registration.
(i)Filing. The Company shall, not later than May 14, 2026, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities (and, to the extent required by the Securities Act, the Warrants) held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (the “Shelf Registration Statement”) on the terms and conditions specified in this Section 2(a) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earliest of (i) forty-five (45) calendar days (or sixty (60) calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) after the date of initial filing of the Shelf Registration Statement and (ii) the tenth (10th) calendar day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Shelf Registration Statement filed with the Commission pursuant to this Section 2(a) shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Shelf Registration Statement. A Shelf Registration Statement filed pursuant to this Section 2(a) shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders.  As soon as practicable following the effective date of a Shelf Registration Statement filed pursuant to this Section 2(a), but in any event within three (3) Business Days of such date, the Company shall notify any Holder of the effectiveness of such Registration Statement. When effective, a Shelf Registration Statement filed pursuant to this Section 2(a) (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statement is made). In no event shall a Holder be identified as a statutory underwriter in the Shelf Registration Statement unless requested by the Commission; provided that if the Commission requests that such Holder be identified as a statutory underwriter in the Shelf Registration Statement, such Holder will have an opportunity to withdraw from the Shelf Registration Statement. At any time that the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), any Shelf Registration Statement shall be filed as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act).
i.Continued Effectiveness. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until the date all such Registrable Securities have ceased to be Registrable Securities.
(b)Piggyback Registrations.
(i)Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than (1) a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto, or (2) a universal shelf registration statement on Form S-3 or any similar successor form thereto; provided, that the Shelf Registration Statement is effective at the time any such universal shelf registration statement or any amendment or supplement thereto, or any prospectus thereunder, is filed), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt (but in no event less than ten (10) Business Days before the anticipated filing date of such registration statement) written notice to the Holders of its intention to effect such a registration, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method of distribution, and the name of the proposed managing underwriter, if any, in such offering, and (B) offer to the Holders the opportunity to register a number of Registrable Securities as the Holders may request in writing within ten (10) Business Days after receipt of such written notice from the Company. The Company shall, subject to Section 2(c)(ii) and Section 2(c)(iii), include in such registration all Registrable Securities with respect to which the Company has received written request for inclusion therein within ten (10) Business Days after the receipt of the Company’s notice, as long as the electing Holders, collectively, reasonably expect aggregate gross proceeds in excess of twenty million dollars ($20,000,000.00) (or any lesser amount representing all of the Registrable Securities held by such electing Holders) (the “Minimum Amount”) from the sales of their Registrable Securities in such Piggyback Registration. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion upon reasonable notice to the Holders.
(ii)Withdrawal. Any Holder may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggyback Registration as provided in Section 8(d).
(iii)Selection of Underwriters. If any of the Registrable Securities of the Holders covered by a Piggyback Registration hereof are to be sold in an Underwritten Offering, then the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(c)Priority.
(i)Priority on Shelf Registrations. If the managing underwriters of an Underwritten Offering under a Shelf Registration Statement advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such offering or that the number of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s Equity Securities to be sold in such offering (such maximum number of securities or Registrable Securities, as applicable, the “Maximum Threshold”), the underwriting shall be allocated as follows: (A) first, the shares comprised of Registrable Securities, as to which registration has been requested and is required pursuant to the registration rights hereof, based on the amount of such Registrable Securities initially requested by the Holders, as the case may be, to be registered by such Holders that can be sold without exceeding the Maximum Threshold; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), any additional securities as to which registration has been requested by other holders of the Company’s securities and that the Holders, in their sole discretion, determine can be sold.
(ii)Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Threshold, the underwriting shall be allocated as follows: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; and (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares comprised of Registrable Securities as to which registration has been requested pursuant to the registration rights hereof, and additional securities as to which registration has been requested by other holders of the Company’s securities, allocated pro rata based on the amount of such Registrable Securities or additional securities requested to be registered by the Holders or such other holders, as applicable, that can be sold without exceeding the Maximum Threshold.
(iii)Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities (other than the Holders) and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration exceeds the Maximum Threshold, the underwriting shall be allocated as follows: (A) first, the securities that such other holders of the Company’s securities that initiated the secondary offering propose to sell; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares comprised of Registrable Securities, as to which registration has been requested pursuant to the registration rights hereof, and additional securities as to which registration has been requested by other holders of the Company’s securities, allocated pro rata based on the amount of such Registrable Securities or additional securities requested to be registered by the Holders or such other holders, as applicable, that can be sold without exceeding the Maximum Threshold.
(iv)Underwritten Block Trades. Notwithstanding the foregoing, if a Holder wishes to engage in an underwritten block trade off of an effective Shelf Registration Statement or Piggyback Registration with an anticipated aggregate offering price in excess of twenty million dollars ($20,000,000.00), such Holder may notify the Company of the block trade offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences); provided that in the case of such underwritten block trade, only the Holders and their respective affiliates shall have a right to notice of and to participate in such offering.
Section 3.BLACK-OUT PERIODS.
(a)Notwithstanding Section 2, and subject to the provisions of this Section 3, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities under such Shelf Registration Statement), by providing written notice (a “Suspension Notice”, which shall not include material non-public information) to the Holders, for such times as the Company reasonably may determine is necessary and advisable (but in no event more than two (2) times in any twelve (12) month period commencing on the date of this Agreement and not more than (x) an aggregate of ninety (90) calendar days in any rolling twelve (12)-month period commencing on the date of this Agreement or (z) forty-five (45) consecutive calendar days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all reasonable best efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if either of the following events shall occur: (i)  a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed material financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Securities pursuant to the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such material transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such material transaction, or (z) such material transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to ensure that the Shelf Registration Statement complies as to form with Securities Act requirements and that the Prospectus included in the Shelf Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Shelf Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statement as soon as possible.
(b)In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Holders to suspend sales of the Registrable Securities and such Suspension Notice shall state generally the basis for the notice (but shall not include any material non-public information, other than to the extent that the suspension may constitute material non-public information) and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its reasonable best efforts and taking all reasonable steps to terminate suspension of the use of the Shelf Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below), it being agreed that a Suspension Notice shall not in and of itself limit a Holder’s ability to sell Registrable Securities in reliance on Securities Act Rule 144. If so directed by the Company, the Holders will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in the Holders’ possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders promptly following the conclusion of any Suspension Event and its effect.
(c)Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 3, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that the Common Stock covered by such Shelf Registration Statement are no longer Registrable Securities.
Section 4.REGISTRATION PROCEDURES.
(a)In connection with the filing of any Registration Statement or sale of Registrable Securities as provided in this Agreement, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:
(i)prepare and file with the Commission the Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act, which form, subject to Section 2, (1) shall be selected by the Company, (2) shall be available for the registration and sale of the

Registrable Securities by the Holders thereof, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (4) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations under Section 2 hereof;
(ii)prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holders thereof;
(iii) (1) notify each Holder, at least five (5) Business Days after filing, that a Registration Statement with respect to the Registrable Securities has been filed and advise the Holders that the distribution of Registrable Securities will be made in accordance with any method or combination of methods legally available by the Holders; (2) furnish to the Holders and to each underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Holders or underwriter may reasonably request, including financial statements and schedules contained therein, in order to facilitate the public sale or other disposition of the Registrable Securities; and (3) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
(iv)use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as the Holders and each underwriter of an Underwritten Offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders and such underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holders; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
(v)promptly notify each Holder of Registrable Securities under a Registration Statement and, if requested by such Holder, confirm such notice in writing promptly at the address determined in accordance with Section 8(f) of this Agreement (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post-effective amendment to such Registration Statement;

(vi)furnish the Holders and legal counsel to the Holders, if any, copies of any comment letters relating to the Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information relating to the Holders;
(vii)make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
(viii)furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules contained therein (without documents incorporated therein by reference and all exhibits thereto, unless requested);
(ix)cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book entries representing Registrable Securities to be sold and not bearing any restrictive legends pursuant to Section 7(a) of the Warrants; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities, as applicable;
(x)upon the occurrence of any event or the discovery of any facts, as contemplated by Section 4(a)(v)(5) and Section 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish such Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;
(xi)(a) notify each Holder of its intention to prepare and file with the Commission the Registration Statement and provide each Holder with a draft of the Registration Statement and at least three (3) calendar days therefrom to comment on the Registration Statement and (b) within three (3) calendar days prior to the filing of any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus (except for amendments and supplements that do not alter the information regarding the Holders or affect their ability to sell the Registrable Securities under such Registration Statement or Prospectus), provide copies of such document to the Holders and legal counsel to the Holders, if any, and make representatives of the Company as shall be reasonably requested by the Holders available for discussion of such document;
(xii)enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:
1.make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;
2.obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);
3.obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;
4.enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;
5.if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and
6.deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders, and the managing underwriters, if any;
(xiii)make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, counsel to the Holders and any accountant retained by the Holders, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that such legal counsel, if any, and the representatives of any underwriters will use its reasonable best efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not materially disrupt the Company’s business operations;
(xiv)a reasonable time prior to filing any Registration Statement, any Prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such Prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Securities; within five (5) Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to the Holders’ legal counsel; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from the Holders’ legal counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from the Holders’ legal counsel relating to the Holders or the plan of distribution of Registrable Securities, as the Holders’ legal counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Holders’ legal counsel, if any, on behalf of the Holders, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the Holders or any change to the plan of distribution of Registrable Securities that would limit the method of distribution of the Registrable Securities unless the Holders’ legal counsel has been advised in advance and has approved such information or change; and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders’ legal counsel, if any, on behalf of the Holders, the Holders’ legal counsel or any underwriter;
(xv)use its reasonable best efforts to cause all Registrable Securities to be listed or quoted on any national securities exchange on which the Company’s Common Stock is then listed or quoted;
(xvi)otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(xvii)cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);
(xviii)if Registrable Securities are to be sold in an Underwritten Offering, to include in the registration statement, or in the case of a Shelf Registration, a Prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities;
(xix)cause the appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
(b)The Company may (as a condition to a Holder’s participation in a Shelf Registration or Piggyback Registration) require each Holder to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder as the Company may from time to time reasonably request in writing.
(c)Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 5.INDEMNIFICATION.
(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and its respective officers, directors, partners, employees, representatives, trustees, members, managers, stockholders, affiliates, investment advisors, successors, assigns and agents (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of any such Person, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, as follows:
(i)against any and all loss, penalty, liability, claim, damage, judgment, suit, action, other liabilities and expenses whatsoever (“Liabilities”), as incurred, arising out of, based upon or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, based upon or relating to any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and
(iii)against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of external counsel chosen by any indemnified party), reasonably incurred in investigating,

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
(iv)provided, however, that this Section 5(a) shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); it being understood that the Company shall not rely upon, and no Holder shall be responsible for any Liabilities arising out of the Company’s reliance upon, such written information to the extent, but only to the extent, that such Holder has subsequently notified the Company of a material inaccuracy in, or change to, such information.
The indemnity in this Section 5(a) shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive any transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the offering, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
(b)Indemnification by the Holder. Each Holder severally, but not jointly with any other Holder, agrees to indemnify and hold harmless the Company, and each of their respective officers, directors, partners, employees, representatives, successors, assigns and agents (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information such Holder furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); it being understood that the Company shall not rely upon, and such Holder shall not be responsible for any Liabilities arising out of the Company’s reliance upon, such written information to the extent, but only to the extent, that such Holder has subsequently notified the Company of a material inaccuracy in, or change to, such information; provided, however, that such Holder shall not be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Other than in the case of any actual or potential conflict that may arise from a single counsel representing more than one indemnified party, the indemnifying party or parties shall not be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Indemnification Payments. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) calendar days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) calendar days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)Contribution. If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each Holder, on the other hand, in connection with the acts, statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.
The relative fault of the Company on the one hand and each Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5(e), no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to any such Registration Statement.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 5, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
Section 6.HOLDBACK AGREEMENT.
(a)Each Holder agrees that, at any time that such Holder holds 10% or more of the outstanding Common Stock of the Company, such Holder shall not effect any sale, transfer, or other actual or pecuniary transfer (including heading and similar arrangements) of any Registrable Securities or of any other Equity Securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the period beginning seven (7) days prior to, and ending sixty (60) days after (or for such shorter period as to which the managing underwriter(s) may agree) (the “Lock-up”), subject to written notice thereof having been given by the Company to such Holder prior to the beginning of any such period, the date of the underwriting agreement of each Underwritten Offering made pursuant to a Registration Statement other than Registrable Securities sold pursuant to such Underwritten Offering, provided, that (i) notwithstanding the foregoing, the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on any of the Company, the officers, directors or any other affiliate of the Company or any other stockholder of the Company on whom a restriction is imposed or with whom the Company has granted registration rights for any of its Equity Securities; (ii) such Holder shall not be subject to the foregoing restrictions if and to the extent that the managing underwriter(s) agree to waive the restriction set forth in such underwriting agreement for any of the Persons set forth in the immediately preceding clause (i); and (iii) this Section 6(a) shall not apply more than once in any twelve (12) consecutive month period with respect to any Underwritten Offerings in which such Holder is not permitted to participate to the extent of its pro rata holdings of Registrable Securities or other securities requested to be sold in such Underwritten Offerings, so long as such Holder did not reduce or eliminate its participation in any such Underwritten Offerings through their own voluntary decision, provided, however, that any shares of Common Stock of such Holder that are beneficially owned (as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by a director designated by such Holder pursuant to an agreement with the Company, even if the aggregate amount of such shares is less than 10% of the outstanding Common Stock of the Company, will be subject to the Lock-up to the same extent as all other directors of the Company are so subject. Each Holder agrees to enter into any agreements reasonably requested by any managing underwriter reflecting the terms of this Section 6.
Section 7.TERMINATION.
(a)Survival. This Agreement and the rights of each Holder hereunder shall terminate upon the date that all of the Registrable Securities cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Section 5 of this Agreement shall remain in full force and effect following such time.
Section 8.MISCELLANEOUS.
(a)Covenants Relating To Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective Holder as is necessary to permit sales pursuant to Rule 144 under the Securities Act and it will take such further action as any Holder may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 8(a), as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Securities without registration.
(b)Cooperation. The Company shall cooperate with the Holders in any sale and or transfer of Registrable Securities including by means not involving a registration statement.
(c)No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
(d)Expenses. All Registration Expenses or Sale Expenses of the Holders shall be borne by the Company, whether or not any Registration Statement related thereto becomes effective or other sale takes place.
(e)Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a Majority of the Registrable Securities. Any waiver, permit, consent or approval of any kind or character on the part of a Holder of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.
(f)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, email or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(f); and (b) if to the Company, to NextDecade Corporation, Attention: [***] (email: [***]). All such notices and communications shall be deemed to have been duly given: (i) if personally delivered, at the time delivered by hand; (ii) if by email, on receipt of a read receipt email from the correct address, twenty-four (24) hours from delivery if sent to the correct email address and no notice of delivery failure is received, or on receipt of confirmation of receipt from the recipient; (iii) if mailed, two (2) Business Days after being deposited in the mail, postage prepaid; (iv) if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), when receipt is acknowledged; and (v) if by courier guaranteeing overnight delivery, on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(g)Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person; provided the Company is given written notice of said transfer or assignment promptly after such transfer or assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
(h)Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Holders of a Majority of the Registrable Securities, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.
(i)Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders and, except as provided in Section 8(h), the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holder hereunder.
(j)Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Without limiting the remedies available to the Holders or the Company, each of the Company and each Holder acknowledges that any failure by the Company and such Holder to comply with its obligations under Section 2 hereof, may result in material irreparable injury to the Company or such Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Company or such Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.
(k)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(l)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(m)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(n)Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(o)WAIVER OF JURY TRIAL. THE UNDERSIGNED UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, THE UNDERSIGNED SHALL NOT ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, THE UNDERSIGNED SHALL NOT SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
(p)Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Registration Rights Agreement be amended and restated in its entirety pursuant to this Agreement and this Agreement does not constitute a novation or termination of the liabilities and obligations existing under the Existing Registration Rights Agreement (or serve to terminate any obligations thereunder or provisions thereof that are expressly stated to survive any repayment or termination). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Registration Rights Agreement made under and in accordance with the terms of Section 8(e) of the Existing Registration Rights Agreement.
[Signature page follows]
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
COMPANY:
NEXTDECADE CORPORATION

By: /s/ Vera de Gyarfas
Name:    Vera de Gyarfas
Title:     General Counsel and Corporate Secretary

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDERS: APSC II HOLDCO II, L.P.

By:	/s/ George Fan
Name: George Fan Title: Authorized Signatory

BARDIN HILL OPPORTUNISTIC CREDIT MASTER (US) FUND II LP By: Bardin Hill Investment Partners LP, its manager

By:	/s/ John Freese
Name: John Freese Title: Authorized Signatory
By:	/s/ David Berger
Name: David Berger Title: Authorized Signatory

[Signature Page to Second Amended and Restated Registration Rights Agreement]